UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 April 11, 2000

                         e-Net Financial.Com Corporation
             (Exact name of registrant as specified in its charter)

     Nevada                        0-24512                       84-1273503
(State or other
 jurisdiction                    (Commission                   (IRS Employer
of incorporation                 File Number)                Identification No.)

                         3200 Bristol Street, Suite 710
                              Costa Mesa, CA 92626
                    (Address of principal executive offices)

               Registrant's telephone number, including area code
                                 (714) 557-2222

ITEM 5. OTHER EVENTS
--------------------

On April 7, 2000 the Company entered into an agreement with the buyers listed below, in which the Company sold to the buyers 20,000 shares of the Company's Series C Preferred Stock at $100 per share. The parties consummated the transaction on April 11, 2000.

The Company's Series C Preferred Stock is convertible to the Company's Common Stock, par value $0.001 per share, based on a formula that includes the market price of the Common Stock at the point when the conversion takes place and the length of time the preferred shares have been held. The formula for conversion is specified in Exhibit A (the "Certificate of Designations) of Exhibit 10.1 appended hereto..

In addition the company has issued 151,351 Warrants to the buyers listed below. Each warrant entitles the buyer to purchase one share of Common Stock at $6.7275 under the terms and conditions specified in "Warrants To Purchase Common Stock", Exhibits 10.2,10.3, 10.4, and 10.5 attached hereto.


                                      Purchase    # of Preferred   # of Warrant
Investor's Name                        Price           Shares          Shares
---------------                        -----           ------          ------

Cranshire Capital, L.P.              $  700,000         7,000          52,973

EURAM Cap Strat. "A"                 $  500,000         5,000          37,838
Fund Limited

Keyway Investment Ltd.                 $500,000         5,000          37,838

The dotCom Fund, LLC                 $  300,000         3,000          22,702

-----------------------              ----------    ----------      ----------
Total                                $2,000,000        20,000         151,351
                                     ==========    ==========      ==========


Item 7. Financial Statements, Proforma Financial Information, and Exhibits

a.   Financial Statements: None

b.   Proforma Financial Information: None

c.   Exhibits -

     10.1  SECURITIES PURCHASE AGREEMENT
     10.2  WARRANT TO PURCHASE COMMON STOCK - CRANSHIRE CAPITAL, L.P.,
     10.3  WARRANT TO PURCHASE COMMON STOCK - THE DOTCOM FUND, LLC
     10.4  WARRANT TO PURCHASE COMMON STOCK - EURAM CAP STRAT. "A" FUND LIMITED
     10.5  WARRANT TO PURCHASE COMMON STOCK - KEYWAY INVESTMENTS LTD
     10.6  REGISTRATION RIGHTS AGREEMENT

SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.


Date:  April 17, 2000                       e-Net Financial.Com Corporation


                                           /s/ JAMES E SHIPLEY
                                           -----------------------
                                           James E. Shipley, Chairman,
                                           Chief Executive Officer